UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2018

Baxter International Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4448	36-0781620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

(224) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act:  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Officer

On November 7, 2018, Caroline Karp resigned as Senior Vice President, Controller of Baxter International Inc. (the “Company”) to pursue other interests and business activities.

Appointment of Officer

On November 13, 2018, Brian Stevens, age 44, was appointed as the Company’s Senior Vice President, Chief Accounting Officer and Controller effective upon the earlier of December 3, 2018 and such other date as Mr. Stevens and Company management agree. Mr. Stevens previously served with Groupon, Inc. (“Groupon”) as Chief Accounting Officer (from September 2012 through May 2016) and as Treasurer and Chief Accounting Officer (from May 2016 through November 2018). Prior to joining Groupon, Mr. Stevens spent 16 years with KPMG LLP, most recently as a partner. Mr. Stevens spent five years in KPMG’s Department of Professional Practice and was a practice fellow at the Financial Accounting Standards Board from 2006 to 2008. Mr. Stevens is a member of the American Institute of Certified Public Accountants and served on its Financial Reporting Executive Committee (FinREC) from November 2013 to January 2018.

Mr. Stevens will hold office until the next annual election of officers and until his successor is elected and qualified.

Mr. Stevens will be paid an annual base salary, is eligible to receive an annual cash bonus (under the Company’s Management Incentive Compensation Plan) and equity awards and participate in the Company’s other benefit plans (including entry into the Company’s form of change of control agreement for officers of the Company). In addition, in consideration of compensation foregone from his prior employer, Mr. Stevens will receive a sign on bonus of $335,000, which amount he will be required to repay in full (if he resigns within 12 months of his start date) or required to repay 50% of such amount (if he resigns within 13 – 24 months of his start date).

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 13, 2018, the Board of Directors of the Company (the “Board”) approved and adopted amendments to the Company’s Bylaws to include an “exclusive forum” provision (as described in greater detail below) and a severability provision. Unless the Company consents otherwise, Article VIII, Section V designates Delaware as the exclusive forum for litigation consisting of derivative actions, actions asserting a breach of fiduciary duty, actions under the Delaware General Corporation Law or the Company’s Certificate of Incorporation or Bylaws (as amended) and actions asserting claims under the internal affairs doctrine (collectively, “covered litigation”).

The Board believes that adoption of these provisions should benefit the Company by allowing it to reduce litigation costs in the event of covered litigation by avoiding litigating similar or identical claims in multiple jurisdictions. In addition, the exclusive forum provision would allow the Company to choose Delaware courts, which have particular expertise in the subject matters of the covered litigation, as the venue for these types of lawsuits.

The description of the Company’s amended Bylaws is qualified in its entirety by reference to the full text of such document, a copy of which is filed as Exhibit 3.1 and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws dated November 13, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2018

BAXTER INTERNATIONAL INC.

By:	/s/ Ellen K. McIntosh
Ellen K. McIntosh
Senior Vice President, Associate General Counsel and Corporate Secretary